                                                                   EXHIBIT 23.1

            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in this Amendment to the Registration Statement (Form S-3) of Mellon Bank Corporation for the registration of up to $500,000,000 of trust preferred securities and to the incorporation by reference therein of our report dated January 10, 1996, with respect to the consolidated financial statements of Mellon Bank Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

Pittsburgh, Pennsylvania

November 27, 1996